UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported):  JUNE 28, 2005
                                                      --------------------------

                                  BIONOVO, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

        000-50073                                         87-0576481
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 (Commission File Number)                      (IRS Employer Identification No.)

   2200 POWELL STREET, SUITE 675
      EMERYVILLE, CALIFORNIA                                      94608
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(Address of Principal Executive Offices)                        (Zip Code)

                                 (510) 601-2000
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              (Registrant's Telephone Number, Including Area Code)

                   LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         (c) On June 30, 2005, we announced the appointment of James P. Stapleton as our new Chief Financial Officer effective as of June 28, 2005.

         From January 2003 to April 2005, Mr. Stapleton was employed at Auxilio, Inc. (OTC BB: AUXO.OB), where he was the CFO from January 2003 through December 2004. From 1996 through 2002, Mr. Stapleton was employed in a variety of positions for ProsoftTraining (NasdaqSC: POSO), including Corporate Secretary, Vice President Investor Relations, Chief Financial Officer, and other positions. Mr. Stapleton was Chief Financial Officer of BioTek Solutions, Inc. from 1995 through February 1996. From 1987 to 1995, Mr. Stapleton was the Chief Financial Officer for Advantage Life Products, Inc. Mr. Stapleton graduated from the University of California at Irvine (UCI) with a masters of business administration in 1995, and from the University of Washington with an undergraduate degree in economics in 1985.

         We currently are negotiating the terms of an employment agreement with Mr. Stapleton.

         Mr. Stapleton has not engaged in a related party transaction with us during the last two years and there is no family relationship between Mr. Stapleton and any of our other officers or directors.

         (d) On June 30, 2005, we announced the election of Michael D. Vanderhoof to our Board of Directors, effective as of June 28, 2005.

         For the past seven years, Mr. Vanderhoof has been a private investor in early stage private and public companies. He is currently Chairman of Cambria Asset Management LLC, a financial advisory and management firm. For the past five years, he has also served on the Board of Directors of Auxilio, Inc. (OTC
BB: AUXO.OB), a provider of outsourced services for print image management in healthcare facilities. Mr. Vanderhoof has over 20 years experience with respect to financing, mergers and acquisitions, and management of emerging growth companies. He began his career in 1984 as a NASD Registered Representative in Salt Lake City, Utah.

         Mr. Vanderhoof is not currently expected to be named to any committees of our Board of Directors.

         Mr. Vanderhoof is the Chairman of Cambria Asset Management, LLC, a financial consulting firm. In connection with our recent reverse merger transaction on April 6, 2005 and our April and May 2005 private placements, Cambria Asset Management indirectly provided certain financial advisory and consulting services to us. As a result, Cambria Asset Management was assigned five year warrants to purchase 1,082,000 shares of our common stock at an exercise price of $0.50 per share. We have been advised that Cambria Asset Management has agreed in principal with its officers and owners to assign the foregoing warrants to such persons, with Mr. Vanderhoof to receive warrants to purchase 300,000 shares of common stock in such assignment. Other than the foregoing, Mr. Vanderhoof has not engaged in any related party transaction with us during the last two years.


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


         There is no family relationship between Mr. Vanderhoof and any of our other officers or directors.

ITEM 8.01     OTHER EVENTS

         On June 30, 2005, we announced that we completed our reincorporation from Nevada to Delaware and the change of our corporate name from "Lighten Up Enterprises International, Inc." to "Bionovo, Inc." effective as of June 29, 2005. In connection with the name change, our trading symbol will change from "LTUP.OB" to "BNVI.OB," taking effect upon the OTC Bulletin Board at the opening of trading on Friday, July 1, 2005.

         On June 28, 2005, the name of our operating subsidiary changed to "Bionovo Biopharmaceuticals, Inc."

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS.
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         EXHIBIT NO.                DESCRIPTION
         -----------                -----------

         99.1                       Press Release of Bionovo, Inc. issued on
                                    June 30, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     BIONOVO, INC.


Date:  June 30, 2005                 By: /s/ Isaac Cohen
                                         ---------------
                                           Isaac Cohen
                                           President and Chief Executive Officer




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


                                  EXHIBIT INDEX

     EXHIBIT NO.         DESCRIPTION
     -----------         -----------


     99.1                Press Release of Bionovo, Inc. issued on June 30, 2005.